Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS AGREEMENT (“Agreement”), by and between FLOW INTERNATIONAL CORPORATION, a Washington corporation (the “Company”), and CHARLES M. BROWN (the “Executive”) is made and is effective as of the Effective Date set forth in Section 2 below.

TERMS AND CONDITIONS

In consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

1. Employment. The Company hereby agrees to employ the Executive, and the Executive agrees to serve the Company, in the capacities described herein during the Period of Employment (as defined in Section 2 of this Agreement), in accordance with the terms and conditions of this Agreement.

2. Period of Employment. The term “Period of Employment” shall mean the period which commences on the first business day after the Company files its Annual Report on Form 10-K for the fiscal year ended April 30, 2007 (the “Effective Date”) and, unless earlier terminated pursuant to Section 6, ends on April 30, 2010.

3. Duties During the Period of Employment.

3.1. Duties. From the Effective Date through the Period of Employment, the Executive shall be employed as the President and Chief Executive Officer of the Company with overall charge and responsibility for the business and affairs of the Company. The Executive shall report directly to the Board and to the Chairman of the Board and shall perform such duties as the Executive shall reasonably be directed to perform by the Board. The Company shall appoint the Executive to the Board on or about the Effective Date and shall make all reasonable efforts to cause the Executive to be elected to the Board not later than the 2007 annual meeting of the Company’s shareholders. The Executive agrees that the Executive and his family shall physically relocate to the greater Seattle/Kent metropolitan area within sixty (60) days of the Effective Date and the Executive and his family shall reside in the greater Seattle/Kent metropolitan area during the Period of Employment.

3.2. Scope. From and after the Effective Date and continuing through the Period of Employment, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company. It shall not be a violation of this Agreement for the Executive to (i) deliver occasional lectures, fulfill occasional speaking engagements or teach occasional courses or seminars at educational or professional institutions or (ii) manage personal investments, so long as such activities do not interfere, in the sole judgment of the Board, in any significant respect, with the Executive’s responsibilities hereunder. Furthermore, it shall not be a violation of this Agreement for the Executive to (i) serve on no more than 2 civic or charitable boards or committees or (ii) serve as a director on any public company board of directors, in each case with the prior permission of the Board.

4. Compensation and Other Payments.

4.1. Salary. For the period beginning on the Effective Date and continuing through the Period of Employment, the Company shall pay the Executive a base salary at the rate of $500,000 per year (the “Base Salary”). The Executive’s Base Salary shall be paid in accordance with the Company’s executive payroll practice. The Base Salary shall be reviewed by the Compensation Committee of the Board of the Company (the “Committee”) as soon as practicable after the end of each fiscal year during the Period of Employment, beginning with the fiscal year which commences on May 1, 2007. Based upon such reviews, the Committee may increase, but shall not decrease, the Base Salary.

4.2. Annual Bonuses. Beginning with the Company’s fiscal year which commenced on May 1, 2007, as soon as practicable after the end of each fiscal year thereafter, the Committee shall review the Executive’s performance under this Agreement as part of the Executive’s participation under the appropriate bonus plan of the Company as in effect from time to time. The performance measures applicable to the Executive’s bonus opportunity for the fiscal year of the Company beginning on May 1, 2007 shall be set by reasonable, good faith agreement of the Board and the Executive within ninety (90) days of the Effective Date. The performance measures applicable to the Executive’s bonus opportunity for each subsequent fiscal year of the Company during the Period of Employment shall be set by reasonable, good faith agreement of the Board and the Executive prior to the commencement of the applicable fiscal year. The Executive’s annual bonus shall be at a target of seventy percent (70%) of the Executive’s Base Salary but may be up to one hundred forty percent (140%) of the Executive’s base salary based on superior performance (the “Bonus”). Anything in the foregoing to the contrary notwithstanding, the Executive’s Bonus for the fiscal year which commences on May 1, 2007 shall be not less than seventy percent (70%) of the Executive’s Base Salary paid by the Company during such fiscal year. With respect to any and all bonus payments contemplated pursuant to this Section 4.2, the Executive may elect to receive up to fifty percent (50%) of such bonus payments in the form of shares of the Company’s common stock.

4.3. Participation in New Annual Incentive Plan. The Company is in the process of implementing a new annual equity-based incentive plan (“AEIP”) whereby senior executives of the Company will have the opportunity to receive a targeted number of restricted shares of the Company’s common stock and/or grants of stock options to purchase shares of the Company’s common stock under the Company’s 2005 Equity Incentive Plan (the “Plan”). The Executive will participate in the AEIP in a manner consistent with other senior executives of the Company but will be entitled to receive an annual grant of restricted shares of common stock and stock options to purchase common stock targeted at an aggregate amount equal to 200% of the Executive’s Base Salary (the “Annual Target Equity Grant”). The Annual Target Equity Grant will be subject to the achievement of specified performance goals, which such performance goals will be determined by the Committee in its sole discretion. As currently envisioned, approximately 33.33% of the Annual Target Equity Grant will be in the form of restricted shares of common stock (valued based on the fair market value of the Company’s common stock on the date of grant) and approximately 66.67% will be in the form of options to purchase shares of common stock of the Company (the number of options valued based on the Black-Scholes method). It is currently anticipated that grants of restricted shares of common stock and options to purchase shares of common stock under the AEIP will vest over a four year period, but in any event the vesting of the Executive’s grants under the AEIP will be consistent with the vesting of grants made to other senior executives of the Company. If the AEIP is not adopted by the Board, the Company and the Executive agree to negotiate in good faith to agree on an alternative annual target equity grant that is consistent with the Annual Target Equity Grant.

4.4. Inducement Stock Option Grant. In order to induce the Executive to enter into this Agreement, on the Effective Date the Company shall grant the Executive an award of options to purchase 200,000 shares of the Company’s common stock. Except as otherwise provided in this section such grant will be subject to the terms and conditions of the Plan. Such grant will have a term of 10 years and vest over a four year period at the rate of 25% per year. The grant price of the stock options shall be the closing price of the Company’s common stock price on the Effective Date.

5. Other Executive Benefits.

5.1. Regular Reimbursed Business Expenses. Subject to the Executive’s compliance with the policies and procedures approved by the Board and applicable to all senior executives of the Company, the Company shall reimburse the Executive for all expenses and disbursements reasonably incurred by the Executive in the performance of his duties hereunder during the Period of Employment or earlier. The Executive will be entitled to receive a car allowance consistent with that provided to other senior executives of the Company.

5.2. Benefit Plans. During the Period of Employment, the Executive shall be entitled, subject to any normally applicable waiting periods and eligibility criteria, to participate, on terms and coverage no less favorable to the Executive than the terms and coverage offered to other senior executives of the Company, in any group and/or executive life, hospitalization or disability insurance plan, health program, pension, profit sharing, ESOP, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) or other fringe benefits (it being understood that items such as stock options and other equity awards are not fringe benefits) of the Company (collectively referred to as the “Benefits”). Nothing in this Section 5.2 shall limit the Company’s right to amend or terminate its benefit plans at any time, in its discretion.

5.3. Financial Planning Allowance. The Company shall, during the Period of Employment, pay the Executive the amount of one thousand two hundred fifty dollars ($1,250) per month as a financial planning allowance.

5.4. Relocation; Home Sale/Purchase. The Company shall reimburse the Executive for reasonable costs of relocation of the Executive and his family to the greater Seattle metropolitan area up to a maximum total outlay by the Company of thirty thousand dollars ($30,000). In connection with the sale of the Executive’s current home, the Company shall reimburse the Executive for (i) the real estate sales commission paid by the Executive (the amount of such reimbursed sales commission is not to exceed six percent (6%) of the sales price of the Executive’s current home) and (ii) closing costs and fees paid by the Executive in connection with such sale (the amount of such reimbursed closing costs and fees is not to exceed  1/2 of one percent (0.5%) of the sales price of the Executive’s current home). In connection with the purchase of a new home by the Executive in the greater Seattle metropolitan area, the Company shall reimburse the Executive for reasonable closing costs and fees paid for by the Executive in connection with such home purchase up to a maximum amount of forty thousand dollars ($40,000). All such reimbursed amounts in this Section 5.4 shall include a gross-up payment for taxes. Notwithstanding the foregoing, in order to be eligible to receive a reimbursement (including an associated tax gross-up payment) under this Section 5.4, the Executive must (i) submit to the Company a request for reimbursement of an eligible expense no later than 40 days after the expense is incurred, and (ii) be employed with the Company on the date the Company would otherwise pay the reimbursement (or gross-up). The Company will pay a reimbursement and associated tax gross-up within 15 days of its receipt of the Executive’s request for reimbursement (provided the Executive is still employed with the Company on the date such payment is to be made).

5.5. Vacation. The Executive shall be entitled to four (4) weeks of vacation in each calendar year during the Period of Employment, prorated for any partial calendar year.

6. Termination.

6.1. Death. This Agreement and the Period of Employment shall terminate automatically upon the Executive’s death.

6.2. Disability. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of “Disability” set forth below), it may give to the Executive written notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the thirtieth (30th) day after receipt by the Executive of such notice given at any time after a period of one hundred twenty (120)

consecutive days of Disability or a period of one hundred eighty (180) days of Disability within any twelve (12) consecutive months, and, in either case, while such Disability is continuing (“Disability Effective Date”); provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, “Disability” means the Executive’s inability to substantially perform his duties hereunder, with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and the Executive or, if the Company and the Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by the Executive; provided, however, that if such physicians cannot agree upon a third physician within thirty (30) days, such third physician shall be designated by the American Arbitration Association. Until the Disability Effective Date, the Executive shall be entitled to all compensation and benefits provided for under Sections 4 and 5 hereof. It is understood that nothing in this Section 6.2 shall serve to limit the Company’s obligations under Section 7.2.

6.3. By the Company for Cause. During the Period of Employment, the Company may terminate the Executive’s employment immediately for “Cause.” For purposes of this Agreement, “Cause” means (i) the willful failure by the Executive to perform any duties hereunder, as reasonably requested by the Board as documented in writing to the Executive, (after the provision to the Executive of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Company) where the failure to so perform can reasonably be expected to adversely affect the Company in a manner that is not insignificant, (ii) the willful failure by the Executive to observe Company policies and/or policies of affiliates of the Company generally applicable to executives of the Company and/or its affiliates (after the provision to the Executive of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Company), (iii) gross negligence or willful misconduct by the Executive in the performance of his duties, (iv) the commission by the Executive of any intentional act of fraud, theft or financial dishonesty with respect to the Company or any of its affiliates, or any felony or criminal act involving moral turpitude, and (v) the material breach by the Executive of this Agreement, including but not limited to any material breach by the Executive of the provisions of Sections 3 and 11 hereof (after the provision to the Executive of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Company). For purposes of this definition, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interest of the Company. Any act, or failure to act, based upon direction given in a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interest of the Company.

6.4. By Executive for Good Reason. During the Period of Employment, the Executive’s employment hereunder may be terminated by the Executive for Good Reason upon thirty (30) days’ written notice. For purposes of this Agreement, “Good Reason” means, without the Executive’s written consent, (i) any material breach of this Agreement by the Company (after the provision to the Company of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Executive), (ii) the assignment to the Executive of duties that are inconsistent with those of the Chief Executive Officer of the Company or that materially impair his ability to perform his duties (after the provision to the Company of a reasonable opportunity to cure (if cure is possible), but in no event more than twenty (20) days after written notice is provided by the Executive), or (iii) any relocation of the Executive’s office as assigned to him by the Company to a location more than fifty (50) miles from the Company’s existing offices in Kent, Washington.

6.5. Other than for Cause or Good Reason. Subject to the provisions of Sections 7 and 8, the Executive or the Company may terminate this Agreement for any reason other than for Good Reason or Cause, respectively, upon thirty (30) days’ written notice to the Company or the Executive, as the case may be.

6.6. Notice of Termination. Any termination by the Company or by the Executive shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 17.2 of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail, if applicable, the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the basis for termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.

6.7. Date of Termination. “Date of Termination” means the date specified in the Notice of Termination; provided, however, that if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

6.8. Return of Company Equipment. On the date the Executive’s employment relationship with the Company is terminated, the Executive agrees to immediately return to the Company, at headquarters in Kent, Washington, all equipment and other property of the Company that the Executive may possess. The Executive may copy and then delete personal information from the memories of any such equipment where such information may reside, and may obtain the assistance of the Company’s IT department in so doing. Executive shall not be entitled to any post-termination payments or amounts until Executive returns all such equipment and property to the Company.

7. Obligations of the Company Upon Termination. The following provisions describe the obligations of the Company to the Executive upon termination of his employment under this Agreement, provided that the Executive agrees to, signs, and does not revoke a separation agreement presented by the Company that includes standard terms such as a release of all claims against the Company.

7.1. Termination by Death, Disability, by the Company for Cause or by Resignation without Good Reason. In the event this Agreement terminates by reason of Disability, by reason of the termination of the Executive’s employment by the Company for Cause, or by reason of the resignation of the Executive other than for Good Reason, the Company shall pay to the Executive all Accrued Obligations (as defined below). “Accrued Obligations” shall mean, as of the Date of Termination, the sum of (i) the Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, (ii) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation earned by the Executive under the terms of the relevant compensation policy as of the Date of Termination to the extent not theretofore paid and (iii) any vacation pay, expense reimbursements and other cash entitlements earned by the Executive or that are otherwise owed as of the Date of Termination to the extent not theretofore paid. In the event this Agreement terminates by reason of death, the Company shall pay to the Executive all Accrued Obligations and shall provide for immediate vesting in one hundred percent (100%) of any options (and such options shall be exercisable for a period of the earlier of (i) one (1) year after the Date of Termination or (ii) the expiration date of such options) or restricted stock granted under subsections 4.3 and 4.4 but not yet vested as of the Date of Termination. To the extent that any of the amounts payable pursuant to this Section 7.1 during the first six (6) months following the Date of Termination are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, such payments or compensation will not be paid until six (6) months following the Date of Termination.

7.2. Resignation with Good Reason or Termination without Cause not Related to a Change in Control. If prior to, or more than one (1) year after, a Change in Control of the

Company (as defined in Section 8.1) (i) the Company shall terminate the Executive’s employment other than for Cause (and other than due to the Executive’s death or Disability) or (ii) the Executive shall terminate his employment for Good Reason, the Executive shall receive, in addition to the Accrued Obligations, the following, provided that the Executive agrees to, signs, and does not revoke a separation agreement presented by the Company that includes standard terms such as a release of all claims against the Company:

7.2.1. For a period of two (2) years following the Date of Termination, continuation of (a) the Executive’s then-current Base Salary, and (b) either (i) the average of the two most recent Bonuses received by the Executive, (ii) if the Executive has received only one Bonus, the amount of that previous Bonus or (iii) if the Executive has not yet received a Bonus, the Executive’s target Bonus for 2007, and (c) reimbursement to the Executive for the costs of the premiums (COBRA health insurance premiums for the first eighteen (18) months following the Date of Termination and the amount equal to such COBRA premiums for the following six (6) month period) paid by the Executive to participate, on terms and coverage no less favorable to the Executive than the terms and coverage offered to current senior executives of the Company, in health, life, hospitalization and disability insurance plans, provided, however, that salary and bonus amounts (as defined above) that would have normally been paid during the first six (6) months following the Date of Termination shall not be paid during such six months but instead shall be paid in a single lump sum on the six-month anniversary of the Date of Termination. After the first six (6) months following the Date of Termination, the salary and bonus (as defined above) will be paid in accordance with the Company’s executive payroll schedule; and

7.2.2. Immediate vesting in (i.e., exercisability for) one hundred percent (100%) of any options or restricted stock granted under subsections 4.3 and 4.4 but not yet vested as of the Date of Termination.

7.3. Expiration of Period of Employment. If prior to, or more than one (1) year after, a Change in Control of the Company (as defined in Section 8.1) the Executive’s employment with the Company has been terminated because the Period of Employment has expired and there has not otherwise been a termination pursuant to Section 6, then the Executive shall receive, in addition to the Accrued Obligations, the following, provided that the Executive agrees to, signs, and does not revoke a separation agreement presented by the Company that includes standard terms such as a release of all claims against the Company:

7.3.1. For a period of one (1) year following the expiration of the Period of Employment, continuation of (a) the Executive’s then-current Base Salary, (b) the average of the two most recent Bonuses received by the Executive and (c) reimbursement to the Executive for the costs of the premiums (COBRA health insurance premiums for the twelve (12) months following the expiration of the Period of Employment) paid by the Executive to participate, on terms and coverage no less favorable to the Executive than the terms and coverage offered to current senior executives of the Company, in health, life, hospitalization and disability insurance plans, provided, however, that salary and bonus amounts (as defined above) that would have normally been paid during the first six (6) months following the expiration of the Period of Employment shall not be paid during such six months but instead shall be paid in a single lump sum on the six-month anniversary of the expiration of the Period of Employment. After the first six (6) months following the expiration of the Period of Employment, the salary and bonus (as defined above) will be paid in accordance with the Company’s executive payroll schedule.

7.4. Exclusive Rights. It is understood that the Executive’s rights under this Section 7 are in lieu of all other rights which the Executive may otherwise have had upon termination of employment under this Agreement.

8. Change in Control.

8.1. Definition. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if:

8.1.1. Any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding for this purpose, (i) the Company or any subsidiary of the Company, or (ii) any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

8.1.2. During any two (2) consecutive years (not including any period beginning prior to July 1, 2007), individuals who at the beginning of such two (2)-year period constitute the Board of Directors of the Company and any new directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new directors being referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; or

8.1.3. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) , in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company.

8.2. Termination of Employment without Cause or for Good Reason after a Change in Control. If in connection with, or within one (1) year after, a Change in Control, (i) the Company shall terminate the Executive’s employment other than for Cause (and other than due to the Executive’s death or Disability) or (ii) the Executive shall terminate his employment for Good Reason, the Executive shall receive, in addition to the Accrued Obligations, the following, provided that the Executive agrees to, signs, and does not revoke a separation agreement presented by the Company that includes standard terms such as a release of all claims against the Company:

8.2.1. For a period of two (2) years following the Date of Termination, continuation of (a) the Executive’s then-current Base Salary, and (b) either (i) the average of the two most recent Bonuses received by the Executive, (ii) if the Executive has received only one Bonus, the amount of that previous Bonus or (iii) if the Executive has not received a Bonus, the Executive’s target Bonus for 2007, and (c) reimbursement to the Executive for the costs of the premiums (COBRA health insurance premiums for the first eighteen (18) months following the Date of Termination and the amount equal to such COBRA premiums for the following six (6) month period) paid by the Executive to participate, on terms and coverage no less favorable to the Executive than the terms and coverage offered to current senior executives of the Company, in health, life, hospitalization and disability insurance plans, provided, however, that salary and bonus amounts (as defined above) that would have normally been paid during the first six (6) months following the Date of Termination shall not be paid during such six months but instead shall be paid in a single lump sum on the six-month anniversary of the Date of Termination. After the first six (6) months following the Date of Termination, the salary and bonus (as defined above) will be paid in accordance with the Company’s executive payroll schedule; and

8.2.2. Immediate vesting in (i.e., exercisability for) one hundred percent (100%) of any options or restricted stock granted under subsections 4.3 and 4.4 but not yet vested as of the Date of Termination.

9. Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall any employment of the Executive affect the obligations of the Company to the Executive under this Agreement.

10. Indemnification. The Executive shall be indemnified by the Company against liability as an officer and director of the Company and any subsidiary or affiliate of the Company to the maximum extent permitted by applicable law. To the full extent permitted under the corporate governing documents of the Company existing as of the date of this Agreement, and subject to the terms of any policies and procedures applicable to all directors and senior officers of the Company, the Company shall advance to the Executive payment of reasonable costs of defending against any claims covered by the foregoing indemnification commitment. The Executive’s rights under this Section 10 shall continue so long as he may be subject to such liability, whether or not this Agreement may have terminated prior thereto. The Company shall maintain full coverage of the Executive under all Director and Officer Liability Insurance Policies that the Company extends to other senior executives and directors, for a period no less than 5 years after the Period of Employment. In the event of any inconsistency between this Section 10 and the governing documents of the Company, this Section shall be construed broadly for the benefit of the Executive and shall be in addition to, and not in lieu or in limitation of, any rights arising under any such arrangement.

11. Restrictive Covenants.

11.1. Confidential Information. The Executive agrees that, both during and after his employment by the Company, he will maintain in confidence, and not disclose to any person or entity or otherwise use, any Confidential Information, except in the good faith performance of his duties or as authorized by the Company. Further, the Executive agrees that he will not use any Confidential Information received by the Company from a third party in any manner inconsistent with any agreement between the Company and such third party of which he is made aware. The Executive acknowledges that all memoranda, notes, documents, drawings, specifications, software, media and other materials containing any Confidential Information are the exclusive property of the Company and, in the event of the termination of his employment, agrees to immediately deliver to the Company all such material in his possession or control. “Confidential Information” means any (i) information received by the Company from third parties which the Company is obligated to keep confidential and (ii) any confidential or proprietary information of the Company whether or not marked or otherwise designated as confidential including, but not limited to, information that is not generally known or readily ascertainable outside the Company regarding the Company’s finances, employees, plans, marketing, customers, vendors, products, technology, designs, techniques, research, development, testing, know-how and other activities. “Confidential Information” shall not include analyst reports, public customer solicitations, earnings call transcripts, interviews in any media format, public investor presentations, press releases by the Company or companies with which it does business, SEC filings, trade show materials, and other similar information in the public domain.

11.2. Non-Competition; Non-Solicitation. The Executive acknowledges that the nature of his employment with the Company will give him access to trade secrets, confidential information of a technological nature, and specialized training and expertise in the specific businesses in which the Company competes. The Executive further acknowledges that he will have access to Confidential Information concerning customers of the Company and their specialized requirements, and concerning employees of the Company and their specialized abilities. The Executive acknowledges that the use of any of this information or expertise on behalf of a competitor of the Company and/or the solicitation of customers or employees of the Company would constitute unfair competition. Therefore, the Executive agrees that, during the Term (as defined below), he will not:

11.2.1. Work directly or indirectly (as an employee, consultant, advisor, owner or otherwise) for any business or activity which competes anywhere in the Company’s worldwide marketplace with any product or service of the Company, including any product or service that the Company was actively researching, developing, manufacturing, marketing, distributing, or otherwise commercially exploiting or preparing to exploit as of the Date of Termination;

11.2.2. Encourage, solicit, or attempt to induce (or assist others to encourage, solicit, or attempt to induce) any customer of the Company to reduce, restrict, or terminate its business relationship with the Company or to shift its business from the Company to any other supplier of competing goods or services;

11.2.3. Encourage, solicit, or attempt to induce (or assist others to encourage, solicit, or attempt to induce) any employee of the Company to terminate his/her employment relationship with the Company or to work elsewhere with the Executive or any other business, person or activity; or

11.2.4. Except as otherwise approved by the Board in advance, and except as a passive shareholder of the Company exercising voting rights in the Company, encourage, solicit, engage in, or be involved with, any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or the acquisition or purchase of over 5% or more of any class of equity securities of the Company, or any tender offer or exchange offer that if consummated would result in any person or entity beneficially owning 5% or more of any class of the equity securities of the Company, or a substantial portion of the assets of, the Company and its subsidiaries taken as a whole, or any proxy solicitation involving the Company or members of the Board.

For purposes of this subsection 11.2, “Term” means the Period of Employment with the Company as well as a period of two (2) years after termination of such employment for any reason.

12. Remedy for Violation of Section 11; Severability.

12.1. Breach. The Executive acknowledges that the Company has no adequate remedy at law and will be irreparably harmed if the Executive breaches or threatens to breach the provisions of Section 11 of this Agreement and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of such section and that the Company shall be entitled to specific performance of the terms of such section in addition to any other legal or equitable remedy it may have. In the event of a material breach of Section 11, the Company shall be relieved of the obligation to continue to provide or pay any compensation or benefits otherwise payable under this Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

12.2. Severability. The Executive acknowledges that he has carefully read all of the terms of Section 11 of this Agreement, that he has been advised by the Company to seek legal advice to assist him in this and agrees that all of such terms are necessary for the reasonable and proper protection of the Company’s business, that the Company has been induced to enter into its relationship with him and provide the consideration described herein upon his representations that he will abide by and be bound by each of such terms, and that each term is reasonable in its scope and duration. If for any reason any portion of Section 11 of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the parties agree that the remaining portions of Section 11 of this Agreement shall remain in full force and effect and that such court, upon the request of the Company, may construe and/or modify such invalid or unenforceable portion in a valid and enforceable manner that most closely reflects the effect and intent of the original language.

13. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding, at the time payments are actually made to the Executive and received by him, of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided that it is satisfied that all requirements of law as to its responsibilities to withhold such taxes have been satisfied.

14. Arbitration. The parties agree that any dispute arising out of this Agreement shall be resolved by the parties through confidential mediation or final and binding confidential arbitration. The parties will first attempt to mediate the dispute before a neutral mediator agreed upon by the parties. If mediation is not successful, the dispute will be submitted to final and binding confidential arbitration before a neutral arbitrator agreed upon by the parties. Except as specifically provided herein, the mediation or arbitration shall be governed by the rules of the American Arbitration Association or such other rules as agreed to by the parties. Both parties agree that the procedures outlined in this Section 14 are the exclusive methods of dispute resolution, except for any action by the Company for injunctive relief, which may be brought under Section 12.1 of this Agreement in a state or federal court of competent jurisdiction. The mediation or arbitration proceedings shall be conducted in Seattle, Washington or such other location to which the parties may agree. The Company will share equally with the Executive all mediation and arbitration fees and each party will bear their own respective costs and attorneys fees in the mediation or arbitration unless the arbitrator, in his or her discretion, awards costs (but not fees) to one party.

15. Successors. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s heirs and legal representatives. Subject to the provisions of Sections 7 and 8, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. As used in this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

16. Representations.

16.1. Representations of the Company. The Company represents and warrants that (i) the execution of this Agreement has been duly authorized by the Company, including action of the Board, (ii) the execution, delivery and performance of this Agreement by the Company does not and will not violate any law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company and (iii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

16.2. Representations of the Executive. The Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Executive does not and will not, violate any law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound, (ii) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any person or entity that would interfere with this Agreement or his performance of services hereunder, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

17. Miscellaneous.

17.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without reference to principles of choice of law. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.

17.2. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by nationally recognized overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Charles M. Brown
President and Chief Executive Officer
Flow International Corporation
23500 64th Avenue South
Kent, Washington 98032

with a copy to:

Thomas E. Glennon, Esq.
Thomas E. Glennon & Associates, P.A.
4700 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402

If to the Company:

Flow International Corporation
23500 64th Avenue South
Kent, Washington 98032
Attn: General Counsel

with a copy to:

Robert S. Jaffe, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104

or to such other address as either of the parties shall have furnished to the other in writing in accordance herewith. Notices and other communications shall be effective upon delivery, which may be established by a signed receipt or other customary evidence.

17.3. No Penalty. None of the provisions of this Agreement shall be deemed to impose a penalty.

17.4. Enforceability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

17.5. No Waiver. Any party’s failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

17.6. Integration. No promises or other communications made by either the Company or the Executive are intended to be binding unless they are set forth in this Agreement. This Agreement contains the entire agreement between the parties and replaces and supersedes any prior agreements.

17.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FLOW INTERNATIONAL CORPORATION

By:
Its:

CHARLES M. BROWN